EXHIBIT 10 - CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated February 12, 1999, with respect to the financial statements of Equitable Life Insurance Company of Iowa, and February 25, 1999, with respect to the financial statements of Equitable Life Insurance Company of Iowa Separate Account A in Post-Effective Amendment No. 10 to the Registration Statement (Form N-4 No. 33-79170) and related Prospectuses of Equitable Life Insurance Company of Iowa Separate Account A.


                                                  /s/ ERNST & YOUNG LLP



Des Moines, Iowa
April 23, 1999